Exhibit 99.1

Investor Contact David Martin 717.612.5628 damartin@harsco.com	Media Contact Jay Cooney 717.730.3683 jcooney@harsco.com

FOR IMMEDIATE RELEASE

HARSCO ANNOUNCES RESULTS OF 64th ANNUAL MEETING OF STOCKHOLDERS

CAMP HILL, PA - Apr. 23, 2019 - Harsco Corp. (NYSE: HSC) announced the results of its 64th Annual Meeting of Stockholders, held today in New York City.

Stockholders approved the election of all eight nominees to the Board of Directors to serve until the 2020 Annual Meeting and ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP as Independent Auditors for the year ending December 31, 2019. Stockholders also approved the non-binding advisory vote on named executive officer compensation.

About Harsco
Harsco Corp. is a diversified industrial company providing a range of onsite services and engineered products to the global steel, energy and railway sectors. Harsco’s common stock is a component of the S&P SmallCap 600 Index and the Russell 2000 Index. Additional information can be found at www.harsco.com.

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